UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event):  December 20, 2011

Commission File No. 001-33399

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COMVERGE, INC.
(Exact name of registrant as specified in its charter)

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DELAWARE	22-3543611
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

5390 Triangle Parkway, Suite 300
Norcross, Georgia 30092
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (678) 392-4954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 20, 2011 (the “Contract Date”), Comverge South Africa (Pty), Ltd. (“Comverge SA”), a wholly owned subsidiary of Comverge, Inc. (the “Company”) (collectively, “Comverge”), entered into an agreement with Eskom Holdings SOC Limited (“Eskom”), the largest electricity provider in Africa, to manage its demand challenges by creating and co-managing Africa’s first open market for demand response resources under a Demand Response Aggregation Pilot Programme (DRAPP) (the “Agreement”). The Agreement is valued at approximately $27 million, assuming full operational performance and limited foreign exchange risk.  Under the terms of the Agreement, Comverge SA will deploy its IntelliSOURCE 2.0 platform for Eskom to register, dispatch and operate a new competitive demand management market in South Africa for an initial 500 Megawatts (MWs). In addition, the Agreement calls for Comverge SA to provide at least 100 MWs directly as one of the new customer service providers (CSPs) serving this newly established market.

Summary of the Terms and Conditions of the Agreement

The Agreement provides for customary terms and conditions under the form of the New Engineering Contract (“NEC3”)/Professional Services Contract, including, without limitation:

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Roles/Responsibilities — Comverge SA in its role as Aggregator (as defined in the Agreement) will be responsible for registering, testing, certifying, verifying performance, dispatching, monitoring and settling loads contracted by CSPs in South Africa, where it will follow the rules and market constructs as set up by ESKOM.  Comverge SA in its role as a CSP will be responsible for installing metering and communications equipment at Load Providers (as defined in the Agreement), registering and dispatching Load Providers, and recruiting and training Agents (as defined in the Agreement) of the CSP.

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Term/Termination – The Agreement’s starting date is the Contract Date and the completion date is March 31, 2013.  In addition, there are additional key dates and conditions to be met during the 16-month pilot program, with termination provisions and termination payouts.

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Limitation of Liability/Security/Indemnification — There are standard limitation of liability and indemnification clauses in the Software License and Support Agreement and the Agreement for each Party.  Comverge, Inc. provided a parent guarantee under the Agreement.

•	Currency/Applicable Law — Eskom shall pay Comverge in RAND, which is the currency of South Africa. The Agreement is governed under South Africa law.

•	Arbitration – The Agreement provides for dispute resolution by arbitration in accordance with the Rules of Conduct of Arbitrations published by the Arbitration Foundation of South Africa.

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Software License and Support Agreement – As part of the Agreement, the Parties also entered into a Software License and Support Agreement that provides for a limited, non-exclusive and non-transferable right to Eskom for use of the IntelliSOURCE 2.0 platform.

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Confidential Treatment – Comverge plans to seek confidential treatment of certain terms of the Agreement, from the Securities and Exchange Commission, including but not limited to, pricing terms and terms relating to its intellectual property.

The foregoing is a summary description of certain terms of the Agreement between the Parties and, by its nature, is incomplete and qualified in its entirety by reference to the Agreement, a copy of which will be included as an exhibit to a subsequent filing.

Item 7.01                      Regulation FD Disclosure

A copy of the press release announcing entry into the Agreement was issued by the Company and is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated December 20, 2011

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Current Report on Form 8-K are not and do not constitute historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward looking statements include expected revenue in U.S. dollars, foreign exchange risk associate with foreign currency, successful operation of the DRAPP, megawatts to be delivered under the program, the creation of an open market capacity program in South Africa, and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this Current Report on Form 8-K are based on a number of assumptions that could cause actual results to differ materially, including risks associated with Comverge's business involving our products, the development and distribution of our products and related services, regulatory changes or grid operator rule changes, regulatory approval of our contracts, economic and competitive factors, operating in international markets, and other risks more fully described in our Annual Report on Form 10-K filed March 9, 2011 and our Quarterly Report on Form 10-Q filed November 9, 2011 with the SEC.  Comverge assumes no obligation to update any forward-looking information contained in this Current Report on Form 8-K or with respect to the Agreements or announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By:           /s/ R. Blake Young
Name:      R. Blake Young
Title:        President and Chief Executive Officer
Dated:     December 27, 2011

Exhibit Index

Exhibit
Number	Description
99.1	Press Release, dated December 20, 2011